Exhibit 21.1
List of Subsidiaries
Cepheid Europe SAS
Jurisdiction of organization: France

•	Cepheid HBDC SAS (Wholly owned subsidiary of Cepheid Europe SAS)
Jurisdiction of organization: France
Cepheid AB
Jurisdiction of organization: Sweden
Cepheid HBDC
Jurisdiction of organization: California, U.S.A.
Cepheid GK
Jurisdiction of organization: Japan
Cepheid GmbH
Jurisdiction of organization: Germany
Cepheid Proprietary Limited (South Africa)
Jurisdiction of organization: South Africa
Cepheid UK Limited
Jurisdiction of organization: UK
Cepheid Benelux
Jurisdiction of organization: Belgium
Cepheid Holdings Pty Limited
Jurisdiction of organization: Australia
Cepheid Limited
Jurisdiction of organization: Hong Kong

•	Cepheid (Shanghai) Commerce and Trade Co., Ltd. (A wholly owned subsidiary of Cepheid Limited)
Jurisdiction of organization: China

•	Cepheid (Shanghai) Diagnostics Co., Ltd. (A wholly owned subsidiary of Cepheid Limited)
Jurisdiction of organization: China
Cepheid Lodi, LLC
Jurisdiction of organization: California, U.S.A.

Cepheid Singapore Pte Limited
Jurisdiction of organization: Singapore

Cepheid S.r.l.
Jurisdiction of organization: Italy

Cepheid India Pvt Limited
Jurisdiction of organization: India

CEPHEID BRASIL EXPORTAÇÃO E COMÉRCIO DE PRODUTOS DE DIAGNÓSTICOS LTDA.
Jurisdiction of organization: Brazil